UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2010

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Chemtura Corporation (“Chemtura” or the “Company”) previously announced that on February 23, 2010, it had entered into a Share and Asset Purchase Agreement (the “SAPA”) with Galata Chemicals LLC (f/k/a Artek Aterian Holding Company, LLC), a Delaware limited liability company and its sponsors, Aterian Investment Partners Distressed Opportunities, LP, a Delaware limited partnership and Artek Surfin Chemicals Ltd., an Indian private limited company (collectively “Galata”).  As provided in the SAPA, Chemtura agreed, subject to Bankruptcy Court approval which approval was obtained on February 23, 2010, to sell its (i) ownership interest in Chemtura Vinyl Additives GmbH (“Chemtura Vinyl”) and (ii) certain assets used in the manufacture and distribution of tin and mixed metal stabilizers, organic based stabilizers, epoxidized soybean oil, liquid phosphate esters, chemical foaming agents and impact modifiers, and related intermediates of each of the foregoing, as engaged in by the Company at its Taft, Louisiana facility and by Chemtura Vinyl (collectively the “PVC Additives Business”) to Galata for, among other things, cash consideration of $16 million and the assumption by Galata of certain liabilities including certain pension obligations and environmental liabilities.  The purchase price is subject to a post-closing net working capital adjustment.  On April 30, 2010, pursuant to the terms of the SAPA, Chemtura completed the sale of its PVC Additives Business to Galata.

The foregoing description is qualified in its entirety by reference to the full text of the SAPA, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K, dated February 24, 2010 and incorporated herein by reference.

 Item 9.01. Financial Statements and Exhibits

(b)  Pro Forma Financial Information

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations for the 2009, 2008 and 2007 fiscal years give effect to the sale of the PVC Additives Business as if it had been consummated as of the beginning of each respective period.  The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2009 gives effect to the disposition transaction as if it occurred on December 31, 2009.

The unaudited pro forma condensed financial information is based upon the historical Consolidated Financial Statements and notes thereto and should be read in conjunction with the historical financial statements and the accompanying notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended.

Pro forma adjustments are based upon currently available information and certain estimates and assumptions, and, therefore, the actual results may differ from the pro forma results.  However, the Company believes that the assumptions provide a reasonable basis for presenting the significant effects of the transaction as contemplated, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial information.

CHEMTURA CORPORATION AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
Year ended December 31, 2009
(In millions, except per share data)

	As Reported	Adjustments (a)	Pro Forma

Net sales	$2,541	$(241)	$2,300

Cost of goods sold	1,947	(226)	1,721
Selling, general and administrative	293	(4)	289
Depreciation and amortization	173	(11)	162
Research and development	38	(3)	35
Facility closures, severance and related costs	3	-	3
Antitrust costs	10	-	10
Impairment of long-lived assets	104	(65)	39
Changes in estimates related to expected allowable claims	73	-	73

Operating loss	(100)	68	(32)
Interest expense	(70)	-	(70)
Other expense, net	(17)	-	(17)
Reorganization items, net	(97)	-	(97)

Loss from continuing operations before income taxes	(284)	68	(216)
Income tax provision	(5)	(5)	(10)

Loss from continuing operations	$(289)	$63	$(226)

Basic and diluted per share information - attributable to Chemtura Corporation:
Loss from continuing operations	$(1.19)		$(0.93)

Weighted average shares outstanding - Basic and Diluted	242.9		242.9

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

CHEMTURA CORPORATION AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
Year ended December 31, 2008
 (In millions, except per share data)

	As Reported	Adjustments (a)	Pro Forma

Net sales	$3,546	$(392)	$3,154

Cost of goods sold	2,810	(373)	2,437
Selling, general and administrative	332	(11)	321
Depreciation and amortization	237	(16)	221
Research and development	51	(5)	46
Facility closures, severance and related costs	26	(3)	23
Antitrust costs	12	-	12
Loss on sale of business	25	-	25
Impairment of long-lived assets	986	-	986
Equity income	(4)	-	(4)

Operating loss	(929)	16	(913)
Interest expense	(78)	-	(78)
Other income, net	9	-	9

Loss from continuing operations before income taxes	(998)	16	(982)
Income tax benefit	27	2	29

Loss from continuing operations	$(971)	$18	$(953)

Basic and diluted per share information - attributable to Chemtura Corporation:
Loss from continuing operations	$(4.01)		$(3.94)

Weighted average shares outstanding - Basic and Diluted	242.3		242.3

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

CHEMTURA CORPORATION AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
Year ended December 31, 2007
 (In millions, except per share data)

	As Reported	Adjustments (a)	Pro Forma

Net sales	$3,747	$(377)	$3,370

Cost of goods sold	2,883	(336)	2,547
Selling, general and administrative	372	(13)	359
Depreciation and amortization	269	(14)	255
Research and development	62	(5)	57
Facility closures, severance and related costs	36	(2)	34
Antitrust costs	35	-	35
Loss on sale of business	15	-	15
Impairment of long-lived assets	19	-	19
Equity income	(3)	-	(3)

Operating loss	59	(7)	52
Interest expense	(87)	-	(87)
Other expense, net	(5)	-	(5)

Loss from continuing operations before income taxes	(33)	(7)	(40)
Income tax provision	(4)	3	(1)

Loss from continuing operations	$(37)	$(4)	$(41)

Basic and diluted per share information - attributable to Chemtura Corporation:
Loss from continuing operations	$(0.18)		$(0.20)

Weighted average shares outstanding - Basic and Diluted	241.6		241.6

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

CHEMTURA CORPORATION AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
Pro Forma Consolidated Balance Sheet (unaudited)
December 31, 2009
(In millions, except per share data)

	As Reported	Adjustments		Pro Forma
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$236	$20	(b)	$256
Accounts receivable	471	(29)	(c)	442
Inventories	540	(51)	(c)	489
Other current assets	230	(3)	(c)	227

Total current assets	1,477	(63)		1,414

NON-CURRENT ASSETS
Property, plant and equipment	750	-		750
Goodwill	235	-		235
Intangible assets, net	474	-		474
Other assets	182	(2)	(c)	180

	$3,118	$(65)		$3,053

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings	$252	$-		$252
Accounts payable	128	(2)	(c)	126
Accrued expenses	184	(6)	(c)	178
Income taxes payable	5	-		5

Total current liabilities	569	(8)		561

NON-CURRENT LIABILITIES
Long-term debt	3	-		3
Pension and post-retirement health care liabilities	173	(28)	(c)	145
Other liabilities	199	(1)	(c)	198
Total liabilities not subject to compromise	944	(37)		907

LIABILITIES SUBJECT TO COMPROMISE	2,002	-		2,002

STOCKHOLDERS' EQUITY
Common stock - $0.01 par value
Authorized - 500.0 shares
Issued - 254.4 shares at December 31, 2009	3	-		3
Additional paid-in capital	3,039	-		3,039
Accumulated deficit	(2,482)	(10)	(d)	(2,492)
Accumulated other comprehensive loss	(234)	(18)	(e)	(252)
Treasury stock at cost - 11.5 shares	(167)	-		(167)
Total Chemtura Corporation stockholders' equity	159	(28)		131

Non-controlling interest	13	-		13
Total stockholders' equity	172	(28)		144

	$3,118	$(65)		$3,053

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

CHEMTURA CORPORATION AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(a)
Reflects the elimination of the results of operations of our PVC Additives Business.  These eliminations represent transactions directly attributable to the PVC Additives Business and do not include any corporate allocations of direct costs.  The adjustments for 2009 include a $65 million impairment charge related to property, plant and equipment and intangible assets directly related to the PVC Additives Business.

(b)	Represents estimated adjusted proceeds of $22 million less estimated direct transactional costs of $2 million.
(c)
Assets and liabilities to be transferred to Galata Chemicals LLC (f/k/a Artek Aterian Holding Company, LLC) and its sponsors, Aterian Investment Partners Distressed Opportunities, LP and Artek Surfin Chemicals Ltd. (collectively, “Galata”) in accordance with the share and asset purchase agreement, dated February 23, 2010.

(d)
Represents the estimated loss related to a hypothetical December 31, 2009 disposition of the PVC Additives Business. The actual gain or loss on the disposition will be based upon the net assets sold and final consideration determined as of April 30, 2010. The estimated loss as of December 31, 2009 was determined as follows:

(in millions)

Base consideration	$16
Consideration for retained payables	7
Estimated working capital adjustment	(1)
Estimated adjusted proceeds	22
Net assets sold	(48)
Subtotal	(26)
Foreign currency translation gains and other	18
Estimated transaction costs	(2)
Estimated net loss on disposition	$(10)

The estimated working capital adjustment is based upon working capital as of December 31, 2009.  The actual working capital adjustment will be based on the final working capital as of the April 30, 2010 closing date.  The tax effect on the loss on disposition was estimated to be less than $1 million.
(e)	Represents the accumulated other comprehensive income (primarily foreign currency translation adjustments) for the subsidiary transferred to Galata.

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

By: /s/ Billie S. Flaherty Name: Billie S. Flaherty Title: SVP, General Counsel & Secretary

Date:	May 6, 2010